Exhibit 10.10

COMMERCE UNION BANK AND COMMERCE UNION BANCSHARES, INC.

SECOND AMENDMENT

TO

ORGANIZER STOCK OPTION AGREEMENT

THIS SECOND AMENDMENT to that certain Organizer Stock Option Agreement (the “Agreement”) is made and entered into as of the date set forth below, by and among Commerce Union Bank (the “Bank”), Commerce Union Bancshares, Inc. (the “Company”), and the optionee whose name appears below (“Optionee”).

WHEREAS, the Company and the Bank entered into that certain Agreement and Plan of Share Exchange (the “Share Exchange Agreement”), dated April 26, 2011, pursuant to which, as of June 6, 2012, the Company assumed all responsibilities and obligations of the Bank with respect to all outstanding Bank Stock Options, as defined in the Share Exchange Agreement; and

WHEREAS, the Company, the Bank, and the Optionee entered into the Organizer Stock Option Agreement (“Stock Option Agreement”), dated August 23, 2006, and now wish to amend the Stock Option Agreement to revise the terms under which the Optionee may exercise Options.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, the undersigned agree as follows:

1.	Amendment of Section 3. Section 3 of the Commerce Union Bancshares, Inc. Organizer Stock Option Agreement is hereby amended by deleting the current contents thereof in their entirety and substituting therefor the following:

3. Option Term. Subject to the terms of paragraphs 4 and 5 hereof, the Option may be exercised at any time with respect to shares of Stock as to which it has vested prior to the close of business on the thirteenth (13th) anniversary of the Grant Date (the “Expiration Date”). To the extent not exercised, this Option shall expire as of that date.

2.	Amendment of Section 15(a). Section 15(a) of the Commerce Union Bancshares, Inc. Organizers Stock Option Agreement is hereby amended by deleting the current contents thereof in their entirety and substituting therefor the following:

15(a). Unless the amendment constitutes an action adverse to the Optionee, this Agreement may be amended or otherwise modified by the Board of Directors of Commerce Union Bancshares, Inc., as it deems appropriate, without the consent of the Optionee. An amendment or other modification deemed adverse to the Optionee must be evidenced in writing and signed by both an authorized officer of the Company and the Optionee, or his or her duly appointed attorney-in-fact.

IN WITNESS WHEREOF, the Company, the Bank, and the Optionee have duly executed this Second Amendment to the Organizer Stock Option Agreement, which shall be deemed effective as of June 19, 2014.

COMMERCE UNION BANCSHARES, INC.	OPTIONEE
AND
COMMERCE UNION BANK

(Signature)

William Ronald DeBerry, President and CEO	(Print Name)

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